EXHIBIT NO. 32.1

CERTIFICATIONS (SECTION 906)

The undersigned hereby certifies in his capacity as an officer of Roanoke Electric Steel Corporation (the “Registrant”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of the Registrant on Form 10-Q for the quarter ended April 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 7, 2004

/s/ Donald G. Smith
Donald G. Smith, Chairman, President,
Treasurer and Chief Executive Officer (Principal Executive Officer)